ANALYST PRESENTATION February 7, 2017 Paul B. Murphy, Jr. Chairman and CEO Investor Presentation August 2020 Exhibit 99.1

Disclaimers This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2018, and our Registration Statement on Form S-4 filed with the SEC on July 20, 2018, other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to implement our business plan; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; the composition of our loan portfolio, including the identity of our borrowers and the concentration of loans in energy-related industries and in our specialized industries; the portion of our loan portfolio that is comprised of participations and shared national credits; the amount of nonperforming and classified assets we hold; the extent of the impact of the COVID-19 pandemic on us and our customers, counterparties, employees and third-party service providers, and the impacts to our business, financial position, results of operations, and prospects. Cadence can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and Cadence does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. Certain of the financial measures and ratios we present, including “efficiency ratio,” “adjusted efficiency ratio,” “adjusted noninterest expenses,” “adjusted operating revenue,” “tangible common equity ratio,” “tangible book value per share” and “return on average tangible common equity”, “adjusted return on average tangible common equity”, “adjusted return on average assets”, “adjusted diluted earnings per share”, “pre-tax, pre-provision net revenue” and "adjusted pre-tax pre-provision net revenue,“ are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included in the Appendix.

The Cadence Value Proposition Key Investment Highlights Well Positioned in Attractive Markets in Texas and the Southeast Attractive Pre-Tax Pre-Provision Net Revenue and Core Revenue Drivers Proven Business Model Focused on Client Relationships, High Touch and Personal Service Middle Market C&I focus, with continued expansion in Houston, Atlanta, and Dallas Led by Experienced and Talented Bankers with a Deep, Broad-Based Skill Set Disciplined Underwriting and Well Established Risk Management Framework Veteran and Engaged Board of Directors and Management Team Capital Strong capital base -- Tangible common equity ratio of 10.2%; CET1 of 11.7%; Tier 1 Leverage of 9.5%; Tier 1 Risk Based of 11.7%; Total Risk Based of 14.3% Tangible book value per share of $15.15, up 7% from the prior year, and quarterly cash dividend of $0.05 per share of outstanding common stock, representing an annualized dividend of $0.20 Net Interest Margin Solid net interest margin at 3.51% on $17.8 billion of earning assets for 2Q20 Termination of $4 billion notional collar during 1Q20, locking in gain of $261.2 million or ~$1.63 per share, is expected to amortize over the next four years into interest income, regardless of the interest rate environment Aggressively managed funding costs, with total cost of deposits at 0.46%, a decline of 50 bps linked quarter Operating Leverage Since 2014, the efficiency ratio has dropped from 74.3% to 47.9% in 2Q20 (on an “Adjusted” basis) due to expense discipline and realization of merger cost savings Adjusted pre-tax pre-provision net revenue(1) of $95.0 million or 2.06% of average assets in 2Q20, up $2 million from prior quarter Growth & Markets Loan and deposit growth of 16-17% compound annual rate for the 5-year period from 2014 to 2019, driven primarily by growth in strong Southeastern markets including leading U.S. cities of Houston and Atlanta State Bank acquisition in 2019 continues to enhance our diverse regional banking franchise of $18.9 billion in assets (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix.

Historical Financial Performance 44% 62% 74% 17% 26% 74% 80% 84% 20% 16% 92% 8% 96% 4% “CAGR” represents the compounded annual growth rate for the 5-year period from 2014 to 2019 (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix 2014 2015 2016 2017 2018 2019 1Q20 2Q20 4.06% 3.29% 3.30% 3.57% 3.61% 4.00% 3.80% 3.51% Net Interest Margin (%) CAGR: 16% CAGR: 17% CAGR: 19% CAGR: 36% CAGR: (8)% CAGR: 23%

Meaningful Capital Strength (1) Represents FDIC PCA Minimum and Well-Capitalized capital ratio thresholds for banks. (2) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. Strong regulatory capital ratios provide a healthy cushion for economic uncertainty.

Select Peer Group Metrics TCE / TA (2Q20) PPNR / Avg Assets (2Q20) Peer median: 8.4% Peer median: 1.83% Source: S&P Global Market Intelligence. Financial data for the quarter ended June 30, 2020 Note: Select Cadence Bancorporation data based on Non-GAAP “Adjusted” measures (1) CADE PPNR/ Avg Assets Ratio is the Non-GAAP “Adjusted” measures. (1)

Executive Management Team – Proven & Experienced

	Executive Officers	Previous Experience	CADE Tenure
	**Paul B. Murphy, Jr.** Chairman and CEO	▪ Co-Founder and former CEO of Amegy Bank – Grew Amegy Bank from 1 location / $75mm in assets in 1990 to 85 locations / $11bn in assets by 2010 – Generated a 36x return and 16 year IRR of 25%+ for initial investors when sold to Zions in 2005 ▪ Spent 9 years at Allied Bank of Texas/First Interstate	Original CEO / Founder
	**Samuel M. Tortorici** President	▪ CEO of Regions Bank C&I business – Oversaw ~$40bn of loans and deposits generating over $1bn in revenue. Led 500 bankers across 16 states – Over 12 years In the Atlanta market, integrated one whole bank acquisition and grew business services, wealth, retail and specialized industries	9 years
	**Valerie C. Toalson** Chief Financial Officer	▪ CFO of BankAtlantic Bancorp (7 years) ▪ 13 years at Bank of Oklahoma including Controller, Credit Services and Chief Auditor ▪ Financial Services Audit Manager at Price Waterhouse	8 years
	**Hank Holmes** EVP Business Services	▪ President of Cadence Bank ▪ Former Director of Special Assets, Private Banking and CRE divisions at Amegy Bank Texas ▪ Spent 18 years at Amegy; 10 years on Executive Management Team	9 years
	**Randy Schultz** EVP Specialized Industries	▪ Founder and managing director of Regions Bank's Restaurant Banking Group (RRB) ▪ Managing Director of Bank of America's Restaurant and Beverage Finance Group (RBFG) – Grew portfolio from $300mm in assets to over $7bn	9 years
	**David F. Black** EVP Chief Risk Officer	▪ Chief Credit Officer and Executive Vice President of State Bank ▪ Director of Corporate Strategy at First Horizon National Corporation and held various leadership roles at Wachovia, Wells Fargo and SunTrust	2 years
	**Sheila E. Ray** EVP Chief Talent Officer	▪ CFO, COO, Corporate Secretary and EVP at State Bank ▪ CFO and COO at Eagle Bancshares, acquired by RBC ▪ Director of Information Services, Operations and Administrative Services at First National	2 years

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Veteran Board of Directors – Active & Engaged Precious W. Owodunni Virginia A. Hepner J. Thomas Wiley, Jr. Marc J. Shapiro J. Richard Fredericks William B. Harrison, Jr. Joseph W. Evans Paul B. Murphy, Jr. President of Mountaintop Consulting, LLC Former President and CEO of the Woodruff Arts Center and retired EVP of Wachovia Bank Former Director, Vice Chairman, and Chief Executive Officer of State Bank Financial Founding Partner and Managing Director at Main Management, LLC Lead Outside Director of Cadence Bancorporation, Retired CEO of JPMorgan Chase & Co. Vice Chairman of Cadence Bancorporation, Former Chairman of State Bank Financial Chairman and CEO Officer of Cadence Bancorporation Kathy Waller Former Chief Financial Officer and President, Enabling Services of The Coca-Cola Company Retired Non-Executive Chairman of JPMorgan Chase & Co.’s Texas operations Experienced…..Diversified…..Dedicated

Cadence History - A Franchise Evolved

FORMATION
2009 – Oct. 2010
Cadence Bancorp, LLC
- Board of Directors and management team formed
- Buy/recap distressed banks in need of capital and mgt.
- $1bn committed capital raise

RETURN OF CAPITAL - LLC
Nov. 2017 – Sep. 2018
- April 2017 IPO provided access to public markets
- Three marketed follow-on offerings totaling $1.1b
- Two block trades totaling $688mm and final share distribution by LLC

Merger History

March 2011
CADENCE
Cadence Bank, N.A.
- Starkville, MS-based
- $1.5bn in assets
- 38 branches
- 126-yr history

April 2011
SUPERIOR BANK
Superior Bank, N.A.
- Birmingham, AL-based
- $2.6bn in assets
- 73 branches
- 54-yr history
- FDIC Loss Share Agreement

July 2012
ENCOREBANK
Encore Bank, N.A.
- Houston, TX-based
- $1.6bn in assets
- 12 branches
- Linscomb & Williams
- Encore Trust
- Town & Country Insurance

January 2019
STATE BANK
Financial Corporation
- Atlanta, GA-based
- $4.9bn in assets
- 32 branches
- Founded in 2005

Recruit Teams / Organic Growth

September 2011
- Added a 16 person C&I team in Houston

December 2011
- Added a 6 person Specialized Industries lending team including Healthcare and Restaurant

August 2012
Tampa
- Commercial Banking
- Business Banking
- Treasury Management

CADE
LISTED
NYSE
April 2017
- $173mm Initial Public Offering

2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
Capital Raise		M&A/ Recruit Talent		Growth & Operating Leverage						



Cadence Branch (66)
State Bank Branch (32)
Cadence LPO / Trust Office

($ in millions)	2013	2014	2015	2016	2017	2018	2019	2Q20
Assets	$6,453	$7,945	$8,812	$9,531	$10,949	$12,730	$17,800	**$18,858**
Loans	$4,859	$6,193	$6,917	$7,433	$8,253	$10,054	$12,984	**$13,699**
Acquired	$1,466	$1,073	$730	$554	$458	$550	$3,043	**$2,576**
Originated	$3,394	$5,120	$6,186	$6,879	$7,795	$9,504	$9,941	**$11,123**
Deposits	$5,347	$6,580	$6,987	$8,017	$9,011	$10,709	$14,743	**$16,069**
Branches	99	81	66	66	65	66	98	**98**
FTEs	1,373	1,344	1,218	1,193	1,205	1,170	1,800	**1,800**

9

Cadence by the Numbers 98 Branch Locations across six states Over 295,000 individual business and consumer clients 4th Largest bank in Georgia3 Largest bank in Atlanta3 4th 72nd Largest bank in U.S. Largest Bank Holding Company w/ HQ in Texas 6th In Total Assets $18.9 Billion In Loans $13.7 Billion In Deposits $16.1 Billion Number of Associates ~1,800 Community Investment1 >$139MM In Service Hours2 7,593 Source: S&P Global and Company reports. Bank ranking based on FDIC deposit data as of June 30, 2019 and proforma current pending acquisitions. Bank holding company ranking based on total assets. 1 2015-2018. 2 2018. 3 Based on non-CCAR Banks.

Straightforward Business Model Markets People Mission, Values and Vision Our Vision … To be one of the top performing banks in the nation. Our Core Values … Do Right: Do right by others. Your customers, your colleagues and yourself. Own It: Own your actions. Be as accountable for what works as what doesn't. Doers are those who try new approaches. And every step forward eventually becomes the path for others to follow. Embrace We: Nothing is more powerful than what comes from bringing together a diverse group of passionate professionals committed to their colleagues, customers and community. Fresh Thinking Welcome Here: Achieving our vision depends on each of us challenging convention to find new and better ways to do the things that will separate us from our competition and best serve our clients. We must be willing to lead in order to create meaningful solutions for our clients. The Cadence Difference To deliver a better banking experience for every client. Our Mission … We will design for them. Respond to them. And learn from them. We will ignite our talented team to relentlessly pursue the most innovative products and best services and practices in all we do. We will utilize technology to deliver timely and superior solutions for our customers. We will be a bank our customers will be proud of. We will be the bank to get it right. It Matters Who You Choose to be Your Banker

Commentary $ in billions MSA-focused footprint in commercial hubs of the Southeast and Texas with efficient branch-light model. Future growth opportunities in large population centers complimented by meaningful market share in stable smaller markets. Texas is the 2nd largest economy among U.S. states and 10th largest global economy. Texas has an attractive infrastructure supported by job growth, active business climate, strong trade and foreign investment. Georgia market enhances growth-centric profile with key metro-market additions in Atlanta, Augusta, and Greater Savannah. Georgia has 1,000+ companies in the $50 to $500 million revenue Middle Market space. Birmingham, Tampa and Huntsville are established and stable Southeast markets. Southeast markets provide steady growth and high quality funding to complement our Texas and Atlanta franchise. Source: U.S. Census data from Nielsen, Bureau of Labor Statistics and S&P Global Deposit market share data from FDIC Summary of Deposits as of June 30, 2019. Attractive Markets – Diverse and Complementary Review of Largest MSAs (June 2019)

Proven Business Model & Long-Term Client Relationships

Product Offering

Banking

- **Commercial Banking**
  - Corporate and middle market commercial and industrial
  - Specialized industries (restaurant, healthcare, technology)
  - Energy
  - Community and small business banking
  - Commercial real estate
  - Asset-based & correspondent lending
- **Retail Banking**
  - Business banking (serves ~59k businesses)
  - Retail and other consumers (serves +235k individuals)
- **Private Banking**
- **SBA Lending**
- **Treasury/Cash Management**
  - Commercial services for deposit management
  - Altera Payroll Services

Financial Services

- **Investment Management**
  - Focus on the affluent and high net worth segments
  - Linscomb & Williams – 45+ year history
- **Trust Services**
  - Personal and institutional trust services
  - Specialty in court-created trusts
  - Portfolio managers average 25 years of experience

Revenue Contribution[1]



Financial Services
$20.8mm
5%
Private Banking
$13.0mm
3%
Retail
Banking
$35.8mm
9%
Commercial
Banking
$311.5mm
82%

YTD 2020 Total Revenue[1]: $ 381.0mm

Focused on delivering high-touch, personalized service across our franchise;
Over 190 relationship managers with an average of 22 years of experience

(1) Reflects combined Cadence Bancorporation information as of June 30, 2020. Excludes corporate expenses.

13

Second Quarter 2020 Highlights $ in millions, except per share and unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 6/30/20 vs. 6/30/19. QoQ represents 6/30/20 vs. 3/31/20. (2) 1Q20 Noninterest expense of $94.0 million excludes a non-cash goodwill impairment charge of $443.7 million. (3) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. (4) Quarterly measures annualized.

Strong PPNR & Expense Management Focus Adj. Pre-Tax, Pre-Provision Net Revenue (PPNR)(1) Highlights Adj. Efficiency Ratio(1) (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. Adj. Operating Revenue(1) & Adj. Noninterest Exp.(1) $ in millions, unless otherwise indicated Adj. Operating Revenue Adj. Noninterest Expense Our adj. PPNR (1) is a meaningful representation of our fundamental operating strength, with 2Q20 PPNR at 2.06% of average assets, or $95.0 million, up $2 million from 1Q20. Adj. noninterest expense (1) continues long-standing focus of tight management, reflected in 2Q20 NIE of $87.4 million, down $5.1 million or -6% from the prior quarter. Adj. efficiency ratio(1) remains resilient at 47.9% in 2Q20 compared to 49.9% for 1Q20.

Loan Portfolio

$ in millions, unless otherwise indicated

Highlights

- Loans in 2Q20 reflect $1.0 billion in PPP loans, offset by ~$725 million in paydowns/payoffs and strategic declines in select exposures including Restaurants and Energy.
- Paydowns in the quarter included the repayment of customer line draws taken as defensive measures in March 2020 (~$455 million draws in 1Q20).

Diversified Loan Portfolio[3]



$ 13,716
$ 13,716
$ 13,058
$ 13,392
$ 13,699
Gross Loans
Sm. Biz
Healthcare
Rest.
Energy
CRE
Consumer
General C&I
$ 768
$ 507
$ 1,086
$ 1,400
$ 2,860
$ 2,682
$ 4,413
$ 751
$ 486
$ 1,050
$ 1,511
$ 2,901
$ 2,723
$ 4,294
$ 734
$ 472
$ 993
$ 1,429
$ 2,773
$ 2,678
$ 3,979
$ 492
$ 1,083
$ 1,481
$ 2,981
$ 2,662
$ 4,694
$ 560
$ 1,147
$ 1,449
$ 2,977
$ 2,618
$ 4,948
2Q19
3Q19
4Q19
1Q20
2Q20

Loan Breakdown and Historical Comparison

	2Q20[1]	% Total[2]	YoY Comparison[3] $	YoY Comparison[3] %	QoQ Comparison[3] $	QoQ Comparison[3] %
Commercial and Industrial (C&I)						
General C&I	$ 4,948	36%	$ 535	12%	$ 254	5%
E&P	326	2%	(32)	-9%	(11)	-3%
Midstream	902	7%	48	6%	(35)	-4%
Energy Services	221	2%	33	18%	14	7%
Energy sector	1,449	11%	49	3%	(32)	-2%
Restaurant industry	1,147	8%	61	6%	64	6%
Healthcare	560	4%	53	10%	68	14%
Total C&I	**8,104**	**59%**	**698**	**9%**	**354**	**5%**
Commercial Real Estate (CRE)						
Industrial, Retail and Other	1,648	12%	NA	NA	(107)	-6%
Multifamily	770	6%	NA	NA	78	11%
Office	559	4%	NA	NA	25	5%
Total CRE	**2,977**	**22%**	**117**	**4%**	**(4)**	**0%**
Consumer						
Residential real estate	2,538	19%	(30)	-1%	(38)	-1%
Other	80	1%	(34)	-30%	(5)	-6%
Total Consumer	**2,618**	**19%**	**(64)**	**-2%**	**(43)**	**-2%**
Small Business Lending	**0**	**0%**	**(768)**	**NM**	**-**	**NM**
Total Loans	**$ 13,699**	**100%**	**$ (17)**	**0%**	**$ 307**	**2%**

**Note: As of 1/1/20, the Small Business Lending segment was reclassified between C&I and CRE reflecting alignment with CECL categorizations. The resulting CRE category breakdown was also changed, as of 1/1/20 and comparisons to the prior year are not directly comparable.*

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[1] Favorable (Unfavorable) comparison versus prior period. YoY represents 6/30/20 vs. 6/30/19. QoQ represents 6/30/20 vs. 3/31/20.
[2] Period-End Data. Figures may not total due to rounding.
[3] Amounts represent total loans. Under CECL as of 1/1/20, loan balances are stated at amortized cost, which is net of unearned income and are not directly comparable to prior periods.

Credit Quality $ in millions, unless otherwise indicated Nonperforming Assets(2) Highlights Credit Metrics(1) (1) Allowance for credit losses reflected funded loans. Provisions for loan losses do not include reserve for unfunded commitments. (2) NPA% represents total nonperforming assets (NPAs) to total loans and OREO and other NPAs. NPA increase of $35.5 million due to CECL implementation in the 1Q20 Credit metrics reflect the continued impact of COVID-19 on our borrowers. Net charge-offs were relatively stable at $32.6 million in 2Q20, and included $14.2 million in Energy, $13.8 million in General C&I, and $4.1 million in Restaurants. Increase in NPLs of $64.7 million in 2Q20 primarily related to impact from the COVID-19 pandemic within energy and restaurant segments. Criticized loans increased to $1.0 billion or 7.37% of total loans at 6/30/20 compared to $665.7 million or 4.97% in the prior quarter with additions driven predominantly by migration in energy and restaurant segments.

ACL Rollforward – March 31, 2020 to June 30, 2020 $ in millions, unless otherwise indicated (1) Allowance for credit losses reflected funded loans. Provisions for loan losses do not include reserve for unfunded commitments. (2) Includes the estimated impact of changes in macro-economic variables as well as qualitative and environmental overlays Loan provision was $158.2 million for the second quarter, up 90% from 1Q20, bringing the total Allowance for Credit Losses to $370.9 million, or 2.93% of loans (excluding PPP) as of June 30, 2020. The 2Q20 provision was affected by credit migration as well as a negative shift in the outlook for commercial real estate and an overall slower expected economic recovery. Our estimate of the ACL used the baseline scenario provided by a nationally recognized service, as adjusted for consideration of certain qualitative and environmental factors. Highlights

Highlights Core Deposit Growth $ in millions, unless otherwise indicated Deposit Growth Deposit Breakdown and Comparison (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 6/30/20 vs. 6/30/19. QoQ represents 6/30/20 vs. 3/31/20. (2) Core deposits are defined as total deposits excluding brokered deposits. (3) Period-End Data. Figures may not total due to rounding. Core Deposit(2) Geography (6/30/20) Deposits grew significantly in 2Q20 as a result of customers maintaining additional liquidity in the current environment, as well as deposits from PPP loans Core deposits(2) of $15.5 billion at June 30, 2020, increasing $1.6 billion or +11% over the prior quarter Noninterest-bearing deposits increased to $5.2 billion at 6/30/20 or 32.5% of total deposits, up 22.8% at 6/30/19 and 26.6% of total assets at 3/31/20.

Net Interest Income / Net Interest Margin

NIM, Yields & Costs



5.82%
5.72%
5.63%
5.35%
4.72%
3.97%
3.94%
3.89%
3.80%
3.51%
2.89%
2.78%
2.68%
2.65%
2.29%
1.39%
1.32%
1.14%
0.96%
0.46%
2Q19
3Q19
4Q19
1Q20
2Q20
Yield on Loans
NIM (FTE)
Yield on Securities (FTE)
Cost of Total Deposits

Net Interest Income/ NIM (TE) Rollforward[1]

	$mm	Yield
1Q20 NIM	**$153.8**	**3.80%**
Loans (ex PPP, ex accretion)	(23.8)	-0.70%
Deposits	16.6	0.43%
Hedge Income	9.8	0.23%
Accretion	(2.2)	-0.06%
Securities	(1.8)	-0.05%
Cash	(1.5)	-0.04%
Borrowings	0.2	0.01%
2Q20 NIM before PPP loans and cash[2]	**$151.1**	**3.62%**
PPP Loans and associated cash	4.0	-0.11%
2Q20 NIM	**$155.1**	**3.51%**

Highlights

- Net interest income increased $1.2 million in 1Q20 to $155.1 million. Declining interest income on core loans due to LIBOR declines was fully offset by lower funding costs & hedge income.
- Net interest margin (tax equivalent) was 3.51% in 2Q20 vs. 3.80% for 1Q20. Core components of the margin (loans, securities, funding, hedge income) netted to a -8 bp decline in NIM in 2Q. Other impacts included PPP loans at -11bp, lower accretion income at -6bp, and cost of excess liquidity at -4bp.
- Collar gain recognition for 2Q20 of $16.7 million as compared to $8.0 million for 1Q20 due to a full quarter of gain amortization.
- Acquired loan accretion declined to $7.6 million for 2Q20 from $9.8 million in 1Q20.
- Active management of funding costs resulted in total cost of funds at 0.55% and total cost of deposits at 0.46%, declines of 49 and 50 basis points respectively.
- Yield on originated loans (excluding hedging and PPP loans) was 3.99% in 2Q20, as compared to 4.78% 1Q20. Approximately 62% of the total loan portfolio was floating at June 30, 2020, which drove the decline in originated loan yields in 2Q20.

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[1] As part of CECL implementation, interest income recognized on PCD loans is now reported as loan interest where it was previously considered in ACI loan accretion. We have normalized PCD income and PCD accretion to CECL presentation for comparability and clarification.

[2] Calculation removes 2Q20 average balance of PPP loans and income; as well as the average balance of cash associated with unused PPP funds.

Highlights Noninterest Income Total Noninterest Income Composition(1) Total Noninterest Income $ in millions, unless otherwise indicated Assets Under Management(2) (1) Figures may not total due to rounding. (2) Total Assets Under Management adjusted to exclude escrow, safekeeping & QSF. Total Noninterest Income / Operating Revenue 16.5% 17.8% 17.4% 18.6% 16.2 % The linked quarter results included COVID-19 impacts on our business impacting service charges on deposits, credit related fees and earnings on limited partnerships. These decreases were partially offset by increases in investment advisory revenue and mortgage banking income given the active environment for these fee categories. Total noninterest income of $30.0 million or 16.2% of operating revenue compared to $35.1 million or 18.6% for the first quarter of 2020.

Paycheck Protection Program (PPP) Loans $ in millions, unless otherwise indicated PPP Loans(1) During the second quarter, Cadence Bank actively supported business owners as their livelihoods and employees were impacted by the COVID-19 pandemic As an SBA preferred lender, Cadence Bank facilitated PPP loan applications as part of the CARES (Coronavirus Aid, Relief, and Economic Security) Act. Over $1 billion in PPP loans to ~4,100 customers Processed the equivalent of 14 years of normal Cadence SBA volume in less than two months Nearly 25% of the bank’s workforce involved in executing on PPP loan process at peak Partnered with external technology vendor to enhance existing SBA loan application system (1) General C&I PPP loans include Commercial Real Estate-related borrowers Note: Cadence PPP Loans By State statistics are as of May 21, 2020 and based on the State disclosed by the customer on the loan application. Figures may not total due to rounding.

COVID-19 Related Loan Payment Deferrals $ in millions, unless otherwise indicated Loans with active payment deferrals decreased from $1.4 billion at 6/30/20 to $671 million at 7/31/20, down 52% and represented 5% of total loans (excluding PPP loans) at 6/30/20. As of 7/31/20, $187 million loans were granted second deferrals, or 1.5% of total loans (excluding PPP) at 6/30/20. Of the $671 million active deferrals at 7/31/20, approximately two-thirds are scheduled to end by the end of 3Q20. As of 6/30/20, Cadence Bank had provided a cumulative $2.5 billion of COVID-19 related modifications (both payment deferrals & non-payment deferral modifications): $1.4 billion in active payment deferrals $538 million in non-payment deferral modifications $528 million in payment deferrals and non-payment deferral loan modifications that the deferral period ended by June 30, 2020 Note: Figures may not total due to rounding. Active COVID-19 Related Loan Deferral Migration (6/30 - 7/31) Active COVID-19 Related Payment Deferrals

Active COVID-19 Related Loan Deferral Migration by Portfolio From June 30, 2020 to July 31, 2020 $ in millions, unless otherwise indicated (1) CRE excluding Hospitality Note: Figures may not total due to rounding. General C&I Energy Restaurant Healthcare Hospitality CRE(1) Residential & Consumer

Supplementary Information

Portfolio Overview(1) Specialized Industries: Restaurant Banking $ in millions, unless otherwise indicated Restaurant Industry Loans(1) (1) Total Restaurant Industry Loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes and include certain loans originated outside of the Cadence Bank Restaurant Group (CBRG). Note: CBRG total loans of $934.2 million at 6/30/20, down from $1,010.1 million as of 3/31/20. Other figures are for CBRG only. CBRG Sector Concentration(1) CBRG Concept Exposure Mix(1) $632 million or 68% of CBRG loans are QSR, where off-premise has recently climbed to 80-85% of revenue. Nearly 50% of portfolio ($454 million, 35 clients) is weighted in the following national QSR concepts: Taco Bell, Wendy’s, Burger King, Pizza Hut, KFC. Large franchisors have several levers to pull, e.g., reduce or defer royalty payments, advertising, capex and rent expense for a period of time. 99.6% of CBRG Portfolio consist of chain restaurants. Includes $141mm in PPP Loans

Restaurant Portfolio (continued) Limited Service ($700mm or 75%) QSR ($632mm or 68%) Consists of large multi-unit franchisees in nationally recognized brands and account for over 7,500 units geographically diversified throughout the US.  Showing resiliency as off premise channels (drive-thru, delivery, and curbside) have evolved to 80% - 85% of revenue mix vs historical of 70%. Approx. two-thirds of franchisees operate > 100 units.  $454mm of our total portfolio is underpinned by franchisee loans to leading brands – $303mm or 32% to Taco Bell, KFC and Pizza Hut (YUM! Brands) and another $151mm or 16% to franchisees of Wendy’s and Burger King. These are well-established franchisors with a history of supporting their brands and franchisees. Fast Casual ($68mm or 7%) Dining rooms with limited re-opening and operating under social distancing guidelines. Meaningful part of historical sales are off-premise (takeout and delivery). Adjusting to dining room closures and reduced dining capacity where applicable. Full Service ($191mm or 20%) Most stressed segment of the portfolio with continued uncertainty and inconsistencies with dining-room closures and/or partial re-openings across the U.S. Sales have improved from down approximately 60% to 90% in April YoY to down 25% to 40% in May/June. Majority indicating ability to continue for an extended period adjusting business and labor. As of 6/30/20 (1) Total Restaurant Industry Loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes and include certain loans originated outside of the Cadence Bank Restaurant Group (CBRG). Note: CBRG total loans of $934.2 million at 6/30/20, down from $1,010.1 million as of 3/31/20. Other figures are for CBRG only.

Restaurant Portfolio (continued) Other Portfolio Observations We bank 20 of the Top 40 franchisees in the country, representing ~$372mm or 40% of our CBRG restaurant portfolio.  These borrowers have size, scale and experience with a combined $12B in annual revenue and an average of 350 stores per borrower. Our restaurant portfolio was built around strong relationships with larger companies with national brands, access to capital, national/global advertising spend, training programs, active menu development and roll out plans. $233mm (25% of portfolio) is underpinned by real estate collateral. Pizza QSR of $101mm or 11% – significant sales increases throughout the crisis as existing delivery/pick up is allowing chain pizza brands to report best same store sales in years. Crisis Response At 6/30/20, $307mm of payment deferrals on Restaurant loans were granted, which has declined to $65mm still in active deferral at 7/31/20, which includes $7mm of second round deferrals. Companies managing liquidity positions prudently with better top-line and expense control visibility. In 2Q20, ~$62mm in Revolver paydowns after initial fundings of $46mm at the beginning of crisis. ~95+% of CADE’s Restaurant Banking portfolio submitted applications for PPP loans – approx. 70% accepted and funded loans with the remaining either returning funds or cancelling their application. CADE has booked ~$141mm in PPP loans for the total Restaurant portfolio. As of 6/30/20 unless otherwise indicated (1) Total Restaurant Industry Loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes and include certain loans originated outside of the Cadence Bank Restaurant Group (CBRG). Note: CBRG total loans of $934.2 million at 6/30/20, down from $1,010.1 million as of 3/31/20. Other figures are for CBRG only.

Portfolio Overview Energy Portfolio $ in millions, unless otherwise indicated Energy Industry Loans (Quarterly) Portfolio Mix (6/30/20) Portfolio Trends (2014 - 2019) Energy Loans / Total Loans 17.6% 15.4% 12.6% 11.3% 12.8% 10.9 % Energy NPLs / Energy Loans 0.6% 4.5% 12.1% 4.6% 1.6% 0.7 % Note: Approximately, 77% of the underlying reserves are oil and 23% are natural gas and natural gas liquids. . 62% of energy loans consist of Midstream, with a solid credit history since inception. Conservative sector level (Midstream, E&P, Services) underwriting guidelines, active portfolio monitoring, and ongoing stress testing. Teams are engaged with customers and actively managing the portfolio to reduce commitments. Our team of relationship managers with between 15 to 30+ years of experience, have significant industry and customer expertise. Includes $79mm of PPP Loans: Energy Services $53mm Midstream $16mm E&P $9mm

Energy Portfolio (continued) Midstream 85 borrowers: $902mm of funded balances ($11mm avg) - 62% of total energy loans from 31% in 2014. Midstream portfolio are almost exclusively comprised of long-term, fee-based revenue (generally with no direct commodity price exposure) with Acreage Dedications and Minimum Volume Contracts. Majority of the portfolio backed by large energy focused PE funds and operated by highly experienced management teams with long term relationships and track records with Cadence Midstream bankers. Due to low portfolio leverage (average of ~2.6x) and significant equity capitalization (average debt/capital ~37%), consequently sponsors in most cases have supported stress situations with additional capital. The majority of the portfolio was impacted by some level of reduced volumes from shut-ins in April/May; however, almost all of these volumes have come back on-line in June and July and stress on Borrower covenants has been minimal. Exploration & Production 34 borrowers: $326mm of funded balances ($10mm avg) - 22% of total energy loans from 52% in 2014. Down from peak of $591mm and have been in “risk off” position since 2014. Since 2014, our sharpened due diligence, as well as our active portfolio management, have managed out of a number of credit relationships. Last 5+ years of credit originations have been stable. Working with our clients to manage through this difficult period, as most are focused on maximizing cash flow and downside protection. Clients restructuring and optimizing their hedge strategies where appropriate. Our clients have a material amount of hedges in place which is an important mitigating factor, but not a static situation. We expect manageable near term results and carefully monitor duration risk as the major factor. Energy Services 57 borrowers: $221mm of funded balances ($4mm avg) - 15% of total energy loans from 18% in 2014. Limited Energy Services exposure to drilling and majority of the exposure in ongoing well production. As of 6/30/20

Energy Loans Detail $ in millions Note: Figures may not total due to rounding.

Energy Portfolio: 2014 vs. Today Lifetime-to-date energy portfolio net charge offs of $78 million, includes one large energy credit charge off of $32 million in 2016. Energy sector loans were 11% of total loans at June 30, 2020 compared to 18% of total loans as of December 31, 2014.

Hospitality Exposure

As of 6/30/20 unless otherwise indicated

- Total hospitality[1] exposure totaling $304 million or 2% of total loans outstanding. Excluding PPP and SBA loans, $264 million outstanding represented by 62 loans.
- Hospitality exposure primarily is from the legacy State Bank portfolio, predominantly long-term relationships with experienced operators. Total commitments have been reduced by 8% post-merger.
- Geographically focused in-footprint, primarily in local markets demonstrating resiliency in past economic cycles.
- Positive occupancy trends in well-positioned, drivable locations.


Other
$69
23%
GA
$133
44%
SC
$18
6%
TX
$25
8%
FL
$59
19%

- Portfolio is Hilton and Marriott family flag centric: primarily limited service/smaller properties with lower fixed cost structure and limited to no exposure to luxury, big box, heavy food and beverage dependent properties. No conference centers.
- With the significant reduction in services and labor, breakeven occupancy is now meaningfully lower than historical levels.
- The weighted average loan-to-value ratio for the hospitality portfolio is ~53% (excludes PPP and SBA loans).
- At 6/30/20, $108mm of payment deferrals on Hospitality loans were granted and $114mm with 2nd round deferrals at 7/31/20, continuing to support customers impacted by the COVID-19 pandemic.

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(1) Hospitality are based on NAICS codes and includes C&I and CRE hospitality-related loans. Excludes Restaurant portfolio.

CRE Portfolio Overview Commercial Real Estate $ in millions, unless otherwise indicated Total Commercial Real Estate Loans(1) Commercial Real Estate (CRE) portfolio of $3.0 billion: well-diversified by client, product type, and geography Weighted average LTV of ~56% based on appraised values Since 2015, total CRE has incurred $3.1 million in net charge-offs (zero in legacy Cadence CRE line of business) Strong and experienced clients and sponsors Significant upfront equity generally between 35-40% Managed through multiple cycles Multiple sources of and access to capital (1) Total Commercial Real Estate Loans are based on NAICS codes. CRE Geographic Mix CRE Property Type Mix

Specialized Industries: Healthcare Banking

$ in millions, unless otherwise indicated

CBHBG Portfolio Overview[1]

- Healthcare Banking Group (CBHBG) - granular portfolio with average relationship size of approximately $12.5 million and 40 clients.
- Approximately 85% of clients are based in or have significant operations in Texas and the Southeastern United States.
- Highly selective client acquisition strategy focused on:
  - Strong and experienced management teams.
  - Appropriate healthcare sector selection.
  - Client partners (management and private equity) looking to use moderate leverage.
  - Significant equity and junior capital in client capital stack. (Typical capital structure generally has equity as a minimum of 40-50% of total capital.)
- Well-diversified by sector:
  - The REIT sector includes clients with portfolio diversification at the client level.
  - Additional diversification within the sectors. For example, Post-acute includes Home Health, Hospice and Nursing.
- At 6/30/20, $78mm of payment deferrals on Healthcare loans were granted, which has declined to $39mm still in active deferral at 7/31/20.

Total Healthcare Industry Loans[1]



$507
$486
$472
$492
$560
2Q19
3Q19
4Q19
1Q20
2Q20

CBHBG Sector Concentration[1]



$80 16%
$73 15%
$72 14%
$52 11%
$47 9%
$40 8%
$39 8%
$32 6%
$24 5%
$16 3%
$14 3%
$10 2%
Senior Housing
Outsourced Clinical
Physician Management
Diversified HC REIT
Medical Office Building
Other Services
Behavioral Health
Pharmacy Services
Staffing
Post Acute
Urgent Care
Psych Services

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[1] Total Healthcare Industry Loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes, excluding non-owner occupied Healthcare CRE, and include certain loans originated outside of the Cadence Bank Healthcare Group (CBHBG)). CBHBG total loans of $498 million as of 6/30/20, down from $537 million as of 3/31/20. Other figures are for CBHBG only.

Specialized Industries: Technology Banking

$ in millions, unless otherwise indicated

CBTBG Portfolio Overview[1]

- Average relationship size of ~$16.0 million.
- Over $1 billion in commitments since inception.
- Provides debt financing to technology companies (EBITDA typically > $10 million) whose products are:
  - Already adopted by markets (versus venture/start-up)
  - Defensible and sustainable
  - Scalable for revenue growth
  - Well-diversified sector investment in 17 sub-verticals

Total Technology Industry Loans[1]



$468
$410
$388
$478
$481
2Q19
3Q19
4Q19
1Q20
2Q20

CBTBG Sector Concentration[1]



$70 19%
$54 15%
$39 11%
$24 7%
$23 6%
$21 6%
$21 6%
$21 6%
$18 5%
$18 5%
$17 4%
$14 4%
$13 3%
$13 3%
Consulting
Insurance
Financial
Cloud solutions
Systems
Network Services
Enterprise
Security Systems
Advertising
Education
Legal Technology
Vehicle Registration
Data Analytics
Financial Technology ("fin-tech")

CBTBG Vertical Concentration[1]



Integrated Technology Solutions $115 31%
Hardware $45 12%
Software $208 57%

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(1) Technology industry loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes and include certain loans originated outside of Cadence Bank Technology Banking Group (CBTBG). CBTBG total loans of $368 million as of 6/30/20, compared to $359 million as of 3/31/20. Other figures are for CBTBG only.

Cadence Information Technology

Strategic Investments

- Digital Channels
- New Products and Services
- Business Automation
- Business Application Refresh
- Application Delivery Modernization
- Information Security and Privacy

Dynamic & Cost Efficient Model

- Targeted and efficient approach providing flexibility to pay-as-you-go using cloud based applications and commodity technology, while delivering a superior customer experience.
- Technology investments driven and owned by business leaders who know their customers.
- Customized customer channel applications for competitive advantage.
- Continuous updates with natural replacement cycles following a five-year strategic plan.
- Buy and integrate leading fintech and third-party business applications and commodity infrastructure services to drive growth and efficiencies rather than build.
- No need for costly spending projects or over-investing in the development of new technology.
- Information Security and Privacy built in throughout the life cycle.

Current Projects

- Business Applications: Treasury Online Upgrades, Consumer Mobile Rebuild, Item Processing Replacement, ACH/Wire Replacement, FX Automation, Document Image Replacement, Telephone Banking Replacement, E-Signature Expansion, Treasury Management Workflow
- Infrastructure: Birmingham Data Center Internal to Colocation
- Information Security: Perimeter Upgrades, Enhanced Event Correlation and Monitoring, Patch Management Enhancement, Identity and Access Management Automation

IT Spend[1]

- Cadence: 7.5% IT Spend to Revenue (2019)
- Gartner Peer Benchmark[2]: 7.9% IT Spend to Revenue (2019)
- Cadence 2019 IT Spend: $65.8 million

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[1] Information technology expenses ("IT Spend") includes capital investment in fixed technology assets and software, excluding ATM/Debit Card depreciation and amortization. Revenue defined as Interest Income + Non-Interest Income – Provision for Loan Loss.
[2] Peer Benchmarking for banks between $15 to $50 billion in assets

Allowance for Credit Losses (ACL) Rollforward $ in thousands Note: Figures may not total due to rounding. (1) Represents the activity in the ACL for funded loans. (2) The Company adopted ASU 2016-13, Financial Instruments – Credit Losses (“CECL”), on January 1, 2020 and recorded this cumulative effect adjustment as a result of accounting change.

Criticized Loans by Segment $ in thousands

Nonperforming Assets $ in thousands Note: Figures may not total due to rounding. (1) With the adoption of CECL, an additional $35.5 million of loans were classified as nonperforming loans in 1Q20 or 89% of the increase during the quarter.

Nonperforming and 90+ Days Past Due Loans $ in millions, unless otherwise indicated (1) With the adoption of CECL, an additional $35.5 million of loans were classified as nonperforming loans in 1Q20 or 89% of the increase during the quarter. (1) (1)

Classified and Criticized Loans $ in millions, unless otherwise indicated (1) Classified Loan % represents total classified loans to total loans held for investment (HFI) (2) Criticized Loan % represents total criticized loans to total loans held for investment (HFI)

Net Interest Income Dynamics $ in millions, unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. Note: Figures may not total due to rounding.

Summary Income Statement $ in millions (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. Note: Figures may not total due to rounding.

Components of Net Income $ in millions (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. Note: Figures may not total due to rounding.

Summary Balance Sheet – Period End $ in millions Note: Figures may not total due to rounding.

Non-GAAP Measures and Ratio Reconciliation $ in millions Note: Figures may not total due to rounding.

Non-GAAP Measures and Ratio Reconciliation, continued Note: Figures may not total due to rounding. (1) Annualized for the three month periods. $ in millions, except per share and unless otherwise indicated

Non-GAAP Measures and Ratio Reconciliation, continued $ in millions, except per share and unless otherwise indicated (1) Annualized for the three month periods. Note: Figures may not total due to rounding.